Exhibit 99.1

ARKO / GPM EXPANDS TO ALMOST 3,000 COMBINED COMPANY OPERATED

AND WHOLESALE SITES ACROSS 33 STATES

Company Closes Acquisition of Empire Petroleum, Which Provides a Scaled Wholesale

Platform and Diversifies Strong Cash Flow Profile

Positions Arko, Which Recently Entered into a Definitive Agreement for a Business Combination with Haymaker Acquisition Corp. II (Nasdaq: HYAC), for Strong Growth Trajectory

RICHMOND, VA, October 7, 2020 – ARKO Holdings, Ltd. / GPM Investments, LLC (“Arko,” “GPM” or the “Company”), a rapidly growing leader in the U.S. convenience store industry, today announced the closing of the previously announced acquisition of Empire Petroleum Partners’ (“Empire”) fuel distribution business and retail locations. The acquisition meaningfully increases GPM’s scale and diversifies its business mix, while significantly increasing the Company’s cash flow through increased exposure to a highly ratable, consistent wholesale fuel distribution business, and brings its total site count to approximately 3,000 across 33 states.

“The completion of this highly strategic acquisition is an important milestone for Arko as we move forward with our business combination with Haymaker. This acquisition provides meaningful benefits through scale while increasing our competitiveness as an acquirer of choice,” said Arie Kotler, Chief Executive Officer of Arko and GPM. “With the closing of this transaction, we expect to double our annual fuel distribution to over 2 billion gallons on an annualized basis, while capturing significant synergies to drive increased profitability to the combined company.”

“Combined with our other strategic initiatives – including our continued core acquisition strategy as well as our planned aggressive remodeling program and compelling organic sales growth opportunities – this transaction further strengthens our confidence in our ability to drive significant growth and market share gains going forward,” said Kotler.

Steven Heyer, Chairman and CEO of Haymaker Acquisition Corp. II and former President and COO of the Coca-Cola Company, commented, “We could not be more excited about the closing of this transformative transaction for ARKO/GPM. It is emblematic of the tremendous opportunity set in front of the company, as well as the focused and disciplined approach that Arie and team take to executing and closing acquisitions. We believe the addition of Empire will generate meaningful value to the combined company going forward.”

The Empire business, one of the largest and most diversified wholesale fuel distribution businesses in the U.S., will add approximately 1,500 independently operated fueling stations to GPM’s existing fuel distribution network. Currently the seventh-largest convenience store chain in the U.S., GPM will also add approximately 85 company-operated convenience stores and will materially increase its footprint, expanding the Company’s reach into 10 new states of operation as well as the District of Columbia.

Empire’s wholesale fuel distribution business complements GPM’s retail business and will serve as an additional vehicle for the Company’s future acquisitions and organic growth. In addition, the acquisition will increase GPM’s scale, further diversify the Company’s existing cash flow and augment GPM’s strategic flexibility to rationalize sites between its retail and wholesale business. GPM will operate its wholesale division out of Empire’s Dallas, TX offices and will be transitioning Empire’s team to GPM as part of the transaction.

Empire is a portfolio company of American Infrastructure Funds (“AIM”). Barclays and Wells Fargo served as co-financial advisors to Empire. Capital One Securities, Inc. served as financial advisor to GPM Petroleum LP. In addition, Capital One, National Association serves as Administrative Agent, Lead Arranger and Bookrunner to GPM’s $500 million Revolving Credit Facility (the “Credit Facility”). KeyBanc Capital Markets Inc. and Santander Bank, N.A. also serve as Joint Lead Arrangers and Joint Bookrunners to the Credit Facility.

The closing of the transaction follows the Federal Trade Commission’s approval on August 25, 2020. GPM originally entered into an agreement to purchase Empire Petroleum’s business in December 2019.

The completed acquisition comes amid Arko’s pending business combination with Haymaker Acquisition Corp. II, a special purpose acquisition corporation (SPAC) (the “Business Combination”). The Business Combination, which is expected to close in the fourth quarter of 2020, is expected to result in the combined company becoming publicly-listed on the NASDAQ stock exchange under the ticker ARKO.

About GPM and Arko:

Based in Richmond, VA, GPM was founded in 2003 with 169 stores and has grown through acquisitions to become the 7th largest convenience store chain in the United States, with, prior to consummation of the Empire acquisition, 1,389 locations comprised of 1,250 company-operated stores and 139 dealer sites to which it supplies fuel, in 23 states. GPM operates in three segments: retail, which consists of fuel and merchandise sales to retail consumers; wholesale, which supplies fuel to third-party dealers and consignment agents; and GPM Petroleum, which supplies fuel to GPM and its subsidiaries selling fuel (both in the Retail and Wholesale segments).

Arko is the controlling shareholder of GPM and, as part of the Business Combination, the shares of Arko will be de-listed from Tel-Aviv stock exchange. At the closing of the Business Combination with Haymaker, Arko will have no material independent operating activities, income, or net assets, other than its ownership interest in GPM.

About American Infrastructure Funds:

AIM is a leading private investment firm based in the San Francisco Bay Area. With approximately $3 billion in assets under management, AIM brings innovative investment capital to support the growth of real property, infrastructure and natural resource-related businesses. For more information, please visit www.aimlp.com.

About Haymaker:

Haymaker is a $400 million blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Haymaker’s acquisition and value creation strategy is to identify, acquire and, after its initial business combination, build a company in the consumer, retail, media, or hospitality industries. Haymaker is led by Chief Executive Officer and Executive Chairman Steven J. Heyer, President Andrew R. Heyer, Chief Financial Officer Christopher Bradley, and Senior Vice President Joseph Tonnos. For more information about Haymaker, please visit www.haymakeracquisition.com.

Additional Information and Where to Find It

ARKO Corp. filed a registration statement on Form S-4 on September 10, 2020, which includes a prospectus with respect to ARKO Corp.’s securities to be issued in connection with the Business Combination and a proxy statement with respect to Haymaker’s stockholder meeting to vote on the Business Combination (the “Haymaker proxy statement/prospectus”), with the SEC. In addition, Arko filed a proxy statement (the “Arko proxy”), which includes the Haymaker proxy statement/prospectus as an exhibit thereto, with the Israel Securities Authority (the “ISA”) on October 7, 2020. ARKO Corp., Haymaker, GPM and Arko urge investors and other interested persons to read the Haymaker proxy statement/prospectus and, when available, the Arko proxy, as well as other documents filed with the SEC and the ISA, because these documents will contain important information about the Business Combination. The Haymaker proxy statement/prospectus and other relevant materials for the Business Combination will be mailed to stockholders of Haymaker as of a record date to be established for voting on the Business Combination. The Haymaker proxy statement statement/prospectus can be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in the Solicitation

ARKO Corp., Haymaker, Arko, GPM and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Haymaker stockholders in connection with the Business Combination. Investors and securityholders may obtain more detailed information regarding the names, affiliations and interests of Haymaker’s directors and officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 19, 2020 and is available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Haymaker’s stockholders in connection with the Business Combination is also contained in the Haymaker proxy statement/prospectus.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the businesses of ARKO Corp., Haymaker, Arko and GPM may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance and anticipated financial impacts of the Empire acquisition or the Business Combination, the satisfaction of the closing conditions to the Business Combination, and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of Arko Corp., Haymaker, Arko and GPM, and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements with respect to the Business Combination, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of Haymaker and Arko or other conditions to closing; (4) the impact of the COVID-19 pandemic on (x) the parties’ ability to consummate the Business Combination and (y) the business of Arko and the combined company; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (6) the inability to obtain or maintain the listing of ARKO Corp.’s common stock on Nasdaq following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the demand for Arko’s and the combined company’s services together with the possibility that Arko or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) the number of shares submitted for redemption by Haymaker’s stockholders in connection with the stockholder meeting to approve the Business Combination; (13) risks and uncertainties related to Arko’s business, including, but not limited to, changes in fuel prices, the impact of competition, environmental risks, restrictions on the sale of alcohol, cigarettes and other smoking products and increases in their prices, dependency on suppliers, increases in fuel efficiency and demand for alternative fuels for electric vehicles, failure by independent outsider operators to meet their obligations, acquisition and integration risks, and currency exchange and interest rates risks; (14) failure to realize the expected benefits of the acquisition of Empire; (15) failure to promptly and effectively integrate Empire’s business; (16) the potential for unknown or inestimable liabilities related to the Empire business; and (17) other risks and uncertainties included in (x) the “Risk Factors” section of the Haymaker proxy statement/prospectus and (y) other documents filed or to be filed with the SEC by Haymaker and with the ISA by Arko. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. ARKO Corp., Haymaker, Arko, and GPM do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Business Combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Contacts

Farah Soi, CFA

Caitlin Churchill

(203) 682-8200

HaymakerII@icrinc.com

Media Contact

Keil Decker

(646) 277-1200

HaymakerII@icrinc.com

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